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                             STOCK PURCHASE WARRANT




                 THREE HUNDRED FIFTY THOUSAND (350,000) WARRANTS
                           TO PURCHASE COMMON STOCK OF
                               JAVA CENTRALE, INC.



     THIS WARRANT IS TO CERTIFY THAT JAVA CENTRALE, INC., a California corporation (the "Company") has, effective as of June 12, 1996, authorized the issuance to MEYERS POLLOCK ROBBINS, INC., a New York Corporation, ("Meyers"), of rights to purchase (the "Warrants") an aggregate of Three Hundred Fifty Thousand (350,000) fully-paid and non-assessable shares of the no par value Common Stock of the Company (the "Warrant Shares"), on the basis of one Share for each Warrant, exercisable at any time prior to 5:00 PM, California time, on June 12, 1997 (the "Expiration Time"), at the principal office of the Company, on payment of the price per Share specified in Section 2 of this Warrant and subject to the terms and conditions governing this Warrant hereinafter expressed.

     THIS IS TO CERTIFY ALSO THAT, for value received, the Company agrees, subject to the terms and conditions hereinafter expressed, to sell and deliver to Meyers 350,000 fully-paid and nonassessable Warrants.

     This Warrant is nontransferable, shall be subject to all of the terms hereof as set forth below, and shall become void, and terminate and lapse, at the Expiration Time, after which this Warrant shall be of no further force nor effect.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the undersigned, duly authorized thereunto.

          DATED as of June 12, 1996.


                                   JAVA CENTRALE, INC.



                                   By:  /S/GARY C. NELSON
                                        -----------------
                                        Gary C. Nelson
                                        Its President

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                        WARRANTS TO PURCHASE COMMON STOCK


     The terms and conditions with respect to the holding and exercise of these Stock Purchase Warrants are as follows.


     1.   NUMBER OF SHARES ACQUIRABLE UPON EXERCISE; CERTAIN
          ADJUSTMENTS.

          (a) Meyers shall be initially entitled to receive, upon exercise hereof, up to Three Hundred Fifty Thousand (350,000) shares of the Company's Common Stock, subject, however, to adjustment as provided below.

          (b) If, following the date hereof and prior to the Expiration Time (as defined below), the outstanding shares of the Company's Common Stock shall be increased or decreased through a stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which the Warrants may be exercised. By way of example only, if the Company should undergo a two-for-one stock split of its outstanding shares of Common Stock, the number of shares for which the Warrants may be exercised would thereupon increase to 700,000 shares.

          (c) Any increase or decrease in the number of shares obtainable through the exercise of the Warrants shall become effective immediately following the effective time of the stock split or consolidation causing such increase or decrease, or in the case of an increase required by a stock dividend, shall become effective as of the payment or distribution date of such dividend.

          (d) No fractional shares of stock shall be issued or made available under this Warrant on account of any such adjustment, and fractional share interests shall be disregarded.


     2.   EXERCISE PRICE; ADJUSTMENT IN CERTAIN EVENTS.

          (a) The Warrants shall be initially exercisable for the following purchase prices per Share, subject to the adjustments set forth below (the "Exercise Prices"). The Exercise Price shall remain unchanged until the occurrence of one of the events described in Section 1(b), above.

          (b) The Exercise Prices for the Warrants shall be One Dollar and Fifty Cents ($1.50) per share.

          (c) Subject to all of the other terms of this Warrant, Meyers may purchase any or all of the Warrant Shares at any time during the term of this Warrant.


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          (d)  In the event of a change in the number of shares of Common Stock which may be caused by any event described in Section 1(b), above, a corresponding adjustment changing the exercise price per share of Common Stock attributable to any unexercised Warrants shall likewise be made. By way of example, only, if the Company should undergo a two-for-one stock split of its outstanding shares of Common Stock as described in Section 1(b), above, then in addition to the change in number of shares for which the Warrants may be exercised as described in Section 1(b), the Exercise Prices for each share of Common Stock for which a Warrant may thereafter be exercised would be reduced to Seventy-Five Cents ($0.75).


     3.   METHOD OF EXERCISE.   Meyers may exercise its right to purchase
Warrant Shares pursuant to this Warrant at any time prior to the Expiration Time, by (a) completing in the manner indicated, and executing, the attached Subscription Form for that number of Warrant Shares which it is entitled, and desires, to purchase; (b) surrendering the Warrant to the Company at its principal place of business in Sacramento, California; and (c) paying the appropriate purchase price for the Warrant Shares, by cash, money order, bank draft, or certified check, payable to the Company at its principal place of business in Sacramento, California. Upon such surrender and payment, the Company will issue to Meyers the number of Warrant Shares so subscribed for.


     4.   EFFECT OF EXERCISE.   Upon surrender of this Warrant and due payment
of the exercise price, the Company will issue to Meyers the number of shares of Common Stock subscribed for, and Meyers will be a shareholder of the Company in respect of such Common Stock as of the date on which the shares representing such Common Stock are issued by the Company's Transfer Agent and Registrar.


     5. NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE. No person or entity shall be considered to be a shareholder of the Company for any purpose until the exercise of the Warrant as provided herein and the due and formal issuance of Warrant Shares by the Company's Transfer Agent and Registrar thereupon.


     6. NO RIGHTS AFTER THE EXPIRATION TIME. Nothing contained in this Warrant, or in any instrument evidencing the Warrant, shall confer on any person or entity any right to subscribe for or purchase, after the Expiration Time, any security of or issued by the Company. From and after the Expiration Time, this Warrant and all rights hereunder shall be valueless, unexercisable, void, and of no further force or effect.


     7. NONTRANSFERABILITY. This Warrant shall not be transferrable, and any attempt to sell, assign, transfer, hypothecate, or otherwise convey or encumber any interest herein or


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therein shall be void.  The Company shall have no obligation to recognize any such sale, assignment, transfer, hypothecation, or other conveyance or encumbrance, to reflect such transaction on the official records of the Company, or to issue Warrants or shares of its Common Stock to any party in violation of this provision.


     8.   SUBDIVISION.   This Warrant may be divided and subdivided into two or
more certificates, evidencing the total number of Warrants provided herein, upon written demand therefor delivered to the Company. This Warrant may be exercised for all or any part of the Warrant Shares, and in such event the Company shall issue a new Warrant Certificate, evidencing the balance of the Warrant Shares not previously subscribed for. Notwithstanding the foregoing sentences, however, no Warrant Certificate shall be issued, and no exercise of a Warrant shall be permitted, involving any fraction of one Share.


     9. NO BREACH OR TERMINATION OF CONSULTING AGREEMENT. This Warrant is issued by the Company pursuant to, and in accordance with the terms of, that certain Consulting Agreement, dated as of June 12, 1996, between Meyers and the Company. In the event that Meyers shall breach any of the terms of the said Consulting Agreement, or if any of the representations, warranties, or covenants made by Meyers shall be or become untrue, or shall be violated by Meyers in any material respect, or if the Consulting Agreement shall be terminated by Meyers for any reason, then this Warrant shall become immediately void, and all of Meyers's rights hereunder shall automatically be terminated, without notice or any further action on the part of the Company.


     10.  MISCELLANEOUS.

          (a) This Warrant shall be governed by and construed in accordance with the internal laws of the State of California, without reference to the choice of laws provisions thereof.

          (b) The captions set forth in this Warrant are for convenience only, and shall not be used in the construction hereof.

          (c) If this Warrant, or any paragraph, sentence, term, or provision hereof, is invalidated on any ground by any court of competent jurisdiction, the remainder hereof shall, notwithstanding such invalidation, remain in full force in effect, and each other provision of this Warrant shall thereafter be construed and enforced in such a manner as to give the fullest possible effect to the intention and purposes expressed herein.


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                               JAVA CENTRALE, INC.


                            WARRANT SUBSCRIPTION FORM
                Stock Purchase Warrants dated as of June 12, 1996


TO:  Java Centrale, Inc.
     ATTENTION: Chief Financial Officer
     1610 Arden Way, Suite 145
     Sacramento, CA 95815

               RE:  Exercise of Stock Purchase Warrants

     Pursuant to the terms of that certain Stock Purchase Warrant, dated as of June 12, 1996 (the "Warrant"), which Warrant is attached to this Subscription Form, the undersigned hereby subscribes for _____ whole shares of the Company's no par value Common Stock, at a price of $______ per share or at such other price as may be applicable in accordance with the terms of the Warrant.

     TOTAL SUBSCRIPTION PRICE: $
                               ----------------

     The undersigned hereby directs and requires that the shares of Common Stock being subscribed for hereby be issued and delivered as follows:

     Full Name of Shareholder:     ________________________________

     Full Address:  _______________________________________________
                    _______________________________________________
                    _______________________________________________

Number of Shares for Which Subscribed:  ___________________________

DATED: _____________


                                   MEYERS POLLOCK ROBBINS, INC.

                                   By:__________________________
                                      __________________________
                                      Its_______________________

     NOTE: This Subscription Form must be signed and accompanied by payment to Java Centrale, Inc., in full, of the appropriate subscription price, in cash or by money order, bank draft, or certified check, payable to the Company at its principal place of business in Sacramento, California, and must be received by the Company prior to 5:00 PM, California time, on June 12, 1997 (the "Expiration Time"), after which time all rights represented by the attached Stock Purchase Warrant will expire.


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     JAVA CENTRALE, INC. ACCEPTS NO RESPONSIBILITY FOR THE DELIVERY TO IT OF
THIS SUBSCRIPTION FORM OR THE ACCOMPANYING STOCK PURCHASE AGREEMENT. SUFFICIENT TIME SHOULD BE ALLOWED FOR THE DELIVERY OF THESE DOCUMENTS PRIOR TO THE EXPIRATION TIME.

     Upon surrender of this Subscription Form and the Stock Purchase Warrant, and payment of the subscription price as provided therein, the Company will issue the number of shares of Common Stock subscribed for, and such persons or entities will thereupon become shareholders of the Company. If a lesser number of shares is subscribed for than the number of shares described in the Stock Purchase Warrant, the Company shall issue a further Stock Purchase Warrant in respect of the unsubscribed shares of Common Stock not subscribed for hereby.


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